Exhibit 99.1

Summit Materials, Inc. Reports Third Quarter 2024 Results
Pricing Momentum Continues
Sets ELEVATE Summit Record for Quality of Earnings
Refining 2024 Guidance
DENVER, CO. - (October 30, 2024) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” “Summit Inc.” or the “Company”), a market-leading producer of aggregates and cement company, today announced results for the third quarter ended September 28, 2024. All comparisons are versus the quarter ended September 30, 2023 unless noted otherwise.

	Three months ended
($ in thousands, except per share amounts)	September 28, 2024	September 30, 2023	% Chg vs. PY
Net revenue	$1,111,846	$741,960	49.9%
Operating income	194,651	127,983	52.1%
Net income	105,178	232,725	(54.8)%
Basic EPS	$0.60	$1.93	(68.9)%

Adjusted Cash Gross Profit	382,827	251,638	52.1%
Adjusted EBITDA	314,672	208,519	50.9%
Adjusted Diluted EPS	$0.75	$0.81	(7.4)%

“Our materials-led portfolio delivered another resilient quarter of financial results, even amid significant rainfall and severe weather events that impacted many of our key markets,” commented Anne Noonan, Summit Materials President and CEO. “I'm incredibly proud of our teams that responded safely and with agility to produce an Elevate-era record for EBITDA margins and take valuable steps towards achieving our strategic agenda. Today, due to volumes below prior expectations and including valuable self-help offsets, we are refining the mid-point of our full year guide to $985 million. Concurrently and thanks to strong execution, we are increasing our Adjusted EBITDA margin expectations to at least 24% in 2024. Without question, our Summit team has successfully navigated a dynamic environment to strengthen our business, improve our commercial and operational capabilities, and critically, build momentum as we focus on the fourth quarter and our path forward in 2025.”

Scott Anderson, Executive Vice President and CFO of Summit Materials added, "Our capital allocation strategy is designed to unlock growth in a disciplined, returns-focused manner. With nearly $740 million in cash on hand and a capable balance sheet, Summit is well-equipped to invest in top growth prospects, both organic and inorganic, driving long-term sustainable returns for our shareholders.”

2024 Guidance

For the full year 2024, Summit is refining its Adjusted EBITDA guidance to incorporate performance over the first nine months, including the impact of unfavorable weather conditions. The Company is now projecting Adjusted EBITDA of approximately $970 million to $1 billion. Summit also currently projects 2024 capital expenditures of approximately $390 million to $410 million.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Third Quarter 2024 | Total Company Results

Net revenue increased $369.9 million, or 49.9%, in the third quarter to $1,111.8 million. In the quarter, $403.4 million of net revenue was due to acquisitions, primarily the Argos USA transaction. Divestitures decreased net revenue by $43.6 million in the period. All lines of business experienced organic pricing growth.

Operating income increased in the third quarter by 52.1% to $194.7 million largely due to the Argos USA transaction. Summit's operating margin percentage for the three months ended September 28, 2024, increased to 17.5% from 17.2%.

Net income attributable to Summit Inc. decreased to $105.2 million, or $0.60 per basic share, compared to $230.0 million, or $1.93 per basic share in the prior year period. The decrease is due primarily to the tax receivable benefit recognized in the third quarter of 2023 of $153.1 million. Summit reported adjusted diluted net income of $131.2 million, or $0.75 per adjusted diluted share, compared to an adjusted diluted net income of $97.5 million, or $0.81 per adjusted diluted share, in the prior year period.

Adjusted EBITDA increased $106.2 million, or 50.9%, to $314.7 million reflecting the contribution from the Argos USA assets, continued pricing gains, and operational improvements across the enterprise, including integration synergies.

Third Quarter 2024 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $12.5 million to $192.3 million in the third quarter. Aggregates adjusted cash gross profit margin decreased to 58.5% in the third quarter as compared to 59.0% in the prior year period. Aggregates sales volume decreased 1.8% in the third quarter as a result of divestitures. Organic aggregates sales volumes increased 0.7% primarily driven by Utah, British Columbia, and the Carolinas. Average selling prices for aggregates increased 7.4%, with organic pricing growth of 6.9%. Pricing growth was strong throughout the footprint and led by the East Segment, which increased 8.3% versus the prior year period.

Cement Business: Cement Segment net revenues increased to $323.2 million in the third quarter. Cement Segment adjusted cash gross profit margin increased to 47.2% in the third quarter, compared to 46.3% in the prior year period. Sales volume of cement increased 203.1% while organic sales volumes decreased 11.3% due to a combination of adverse weather conditions and moderating demand leading to, in part, lower imported volumes versus the prior year period. Organic average selling prices increased 3.9% in the third quarter, primarily reflecting increases implemented earlier in the year.

Products Business: Products net revenues were $516.4 million in the third quarter, up 48.9% versus the prior year period. Products adjusted cash gross profit margin decreased to 17.8% in the third quarter. Organic average sales price for ready-mix concrete increased 5.5%, with pricing growth in both segments. Organic sales volumes of ready-mix concrete decreased 10.0% due to unfavorable weather conditions and subdued private end-market activity. Organic average selling prices for asphalt increased 4.5%. Organic sales volume increased 0.4%, driven by growth in North Texas.

Third Quarter 2024 | Results By Reporting Segment

West Segment: The West Segment operating income increased $6.2 million to $95.8 million. Adjusted EBITDA increased $10.5 million, or 8.9%, to $128.4 million in the third quarter. Aggregates revenue increased 1.5%, driven by continued pricing growth. Pricing grew 6.2% over the prior period led by double-digit growth in certain Texas markets, as well as Arizona. Ready-mix concrete revenue increased 10.6% on 3.3% pricing growth and 7.1% volume growth. Organic ready-mix pricing increased 5.4%. Restrained private construction activity and weather headwinds drove organic ready-mix volumes down 10.4% in the period. Asphalt revenue increased 4.9% reflecting a volume increase of 0.4% and pricing growth of 4.5%.

East Segment: The East Segment operating income increased $16.5 million to $50.7 million and Adjusted EBITDA increased $20.2 million to $70.3 million. Aggregates revenue increased 9.5% versus the prior year period. Organic Aggregates volumes increased 1.1%, with the Carolinas and Missouri markets offsetting softness in Kansas. Aggregates pricing increased 8.3% with most markets realizing high single-digit or double-digit growth. Ready-mix concrete revenue increased $142.3 million to $165.4 million due to the acquisition of the Argos USA ready-mix concrete operations in Florida, Georgia, and the Carolinas. Asphalt revenue decreased $7.8 million versus the prior year period due to divestiture of asphalt assets.

Cement Segment: The Cement Segment operating income increased 142.5% to $92.8 million. Adjusted EBITDA increased $89.7 million, primarily from the Argos USA transaction. Adjusted EBITDA margin increased to 43.3% from 41.5%. As noted above, the Cement Segment reported an organic volume decrease of 11.3% and organic selling price growth of 3.9%.

Liquidity and Capital Resources

As of September 28, 2024, the Company had $737.5 million in cash and $2.8 billion in debt outstanding. The Company's $625 million revolving credit facility has $592.7 million available after outstanding letters of credit.

For the nine months ended September 28, 2024, cash flow provided by operations was $344.2 million and cash paid for capital expenditures was $275.1 million.

As of September 28, 2024, approximately $149.0 million remained available for share repurchases under the share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, October 31, 2024, at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s third quarter 2024 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/353405932

To participate in the live teleconference for third quarter 2024 financial results:

North America Toll-Free:     1-888-330-3416
International Toll:        1-646-960-0820
Conference ID:            1542153
Password:            Summit

To listen to a replay of the teleconference, which will be available through November 7, 2024:

US & Canada Toll-Free:        1-800-770-2030
Conference ID:             1542153

About Summit Materials

Summit Materials is a market-leading producer of aggregates and cement with vertically integrated operations that supply ready-mix concrete and asphalt in select markets. Summit is a geographically diverse, materials-led business of scale that offers customers in the United States and British Columbia, Canada high quality products and services for the public infrastructure, residential and non-residential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue high-return growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income (Loss), Adjusted Diluted EPS, and Free Cash Flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024, each as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–our dependence on the construction industry and the strength of the local economies in which we operate, including residential;
–the cyclical nature of our business;
–risks related to weather and seasonality;
–risks associated with our capital-intensive business;
–competition within our local markets;
–risks related to the integration of Argos USA and realization of intended benefits within the intended timeframe;
–our ability to execute on our acquisition strategy and portfolio optimization strategy and, successfully integrate acquisitions with our existing operations;
–our dependence on securing and permitting aggregate reserves in strategically located areas;
–the impact of rising interest rates;
–declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies particularly;
–our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
–environmental, health and safety laws or governmental requirements or policies concerning zoning and land use;
–rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;
–our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
–material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
–cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
–special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
–unexpected factors affecting self-insurance claims and reserve estimates;
–our current level of indebtedness, including our exposure to variable interest rate risk;
–potential incurrence of substantially more debt;

–restrictive covenants in the instruments governing our debt obligations;
–our dependence on senior management and other key personnel, and our ability to retain qualified personnel;
–supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
–climate change and climate change legislation or other regulations;
–evolving corporate governance and corporate disclosure regulations and expectations, including with respect to environmental, social and governance matters;
–unexpected operational failures or difficulties;
–costs associated with pending and future litigation;
–interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks;
–potential labor disputes, strikes, other forms of work stoppage or other union activities; and
–material or adverse effects related to the Argos USA combination.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Revenue:
Product	$1,013,646	$641,778	$2,736,081	$1,609,664
Service	98,200	100,182	224,465	219,939
Net revenue	1,111,846	741,960	2,960,546	1,829,603
Delivery and subcontract revenue	59,291	52,837	133,868	129,732
Total revenue	1,171,137	794,797	3,094,414	1,959,335
Cost of revenue (excluding items shown separately below):
Product	658,901	412,784	1,865,009	1,086,299
Service	70,118	77,538	163,453	173,568
Net cost of revenue	729,019	490,322	2,028,462	1,259,867
Delivery and subcontract cost	59,291	52,837	133,868	129,732
Total cost of revenue	788,310	543,159	2,162,330	1,389,599
General and administrative expenses	78,916	50,895	231,317	150,731
Depreciation, depletion, amortization and accretion	99,159	57,452	299,527	163,133
Transaction and integration costs	13,656	17,442	86,129	19,518
Gain on sale of property, plant and equipment	(3,555)	(2,134)	(7,583)	(5,787)
Operating income	194,651	127,983	322,694	242,141
Interest expense	50,916	28,013	155,657	83,335
Loss on debt financings	7,157	—	12,610	493
Tax receivable agreement benefit	—	(153,080)	—	(153,080)
Loss (gain) on sale of businesses	7,083	—	(11,660)	—
Other income, net	(9,224)	(3,583)	(26,188)	(14,771)
Income from operations before taxes	138,719	256,633	192,275	326,164
Income tax expense	33,541	23,908	48,292	39,923
Net income	105,178	232,725	143,983	286,241
Net income attributable to Summit Holdings (1)	—	2,680	(404)	3,363
Net income attributable to Summit Inc.	$105,178	$230,045	$144,387	$282,878
Earnings per share of Class A common stock:
Basic	$0.60	$1.93	$0.84	$2.38
Diluted	$0.60	$1.92	$0.83	$2.37
Weighted average shares of Class A common stock:
Basic	175,635,388	119,013,331	172,899,150	118,874,967
Diluted	176,287,257	119,725,693	173,649,453	119,558,974
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 28,	December 30,
	2024	2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$737,541	$374,162
Restricted cash	—	800,000
Accounts receivable, net	570,917	287,252
Costs and estimated earnings in excess of billings	35,263	10,289
Inventories	345,215	241,350
Other current assets	24,964	17,937
Current assets held for sale	1,495	1,134
Total current assets	1,715,395	1,732,124
Property, plant and equipment, less accumulated depreciation, depletion and amortization (September 28, 2024 - $1,568,591 and December 30, 2023 - $1,399,468)	4,293,472	1,976,820
Goodwill	2,069,495	1,224,861
Intangible assets, less accumulated amortization (September 28, 2024 - $50,670 and December 30, 2023 - $18,972)	157,269	68,081
Deferred tax assets, less valuation allowance (September 28, 2024 - $1,113 and December 30, 2023 - $1,113)	—	52,009
Operating lease right-of-use assets	83,012	36,553
Other assets	108,543	59,134
Total assets	$8,427,186	$5,149,582
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$10,100	$3,822
Current portion of acquisition-related liabilities	8,996	7,007
Accounts payable	274,957	123,621
Accrued expenses	226,310	171,691
Current operating lease liabilities	17,134	8,596
Billings in excess of costs and estimated earnings	15,334	8,228
Total current liabilities	552,831	322,965
Long-term debt	2,776,918	2,283,639
Acquisition-related liabilities	21,230	28,021
Tax receivable agreement liability	47,667	41,276
Deferred tax liabilities	206,168	15,854
Noncurrent operating lease liabilities	75,287	33,230
Other noncurrent liabilities	300,459	108,017
Total liabilities	3,980,560	2,833,002
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 175,596,314 and 119,529,380 shares issued and outstanding as of September 28, 2024 and December 30, 2023, respectively	1,757	1,196
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 0 and 99 shares issued and outstanding as of September 28, 2024 and December 30, 2023, respectively	—	—
Preferred Stock, par value $0.01 per share; 250,000,000 shares authorized, 1 and 0 shares issued and outstanding as of September 28, 2024 and December 30, 2023, respectively	—	—
Additional paid-in capital	3,419,477	1,421,813
Accumulated earnings	1,021,138	876,751
Accumulated other comprehensive income	4,254	7,275
Stockholders’ equity	4,446,626	2,307,035
Noncontrolling interest in Summit Holdings	—	9,545
Total stockholders’ equity	4,446,626	2,316,580
Total liabilities and stockholders’ equity	$8,427,186	$5,149,582

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Nine months ended
	September 28,	September 30,
	2024	2023
Cash flows from operating activities:
Net income	$143,983	$286,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	310,216	168,758
Share-based compensation expense	20,862	15,116
Net gain on asset and business disposals	(19,246)	(5,790)
Non-cash loss on debt financings	12,439	161
Change in deferred tax asset, net	31,055	23,540
Other	1,801	(105)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(129,153)	(107,349)
Inventories	(10,422)	(23,935)
Costs and estimated earnings in excess of billings	(25,366)	(34,463)
Other current assets	6,994	4,438
Other assets	6,395	2,208
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	24,999	48,524
Accrued expenses	(26,846)	19,034
Billings in excess of costs and estimated earnings	7,541	2,812
Tax receivable agreement (benefit) expense	6,227	(153,080)
Other liabilities	(17,279)	(2,486)
Net cash provided by operating activities	344,200	243,624
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,064,987)	(239,508)
Purchases of property, plant and equipment	(275,137)	(182,182)
Purchase of intellectual property	(21,400)	—
Proceeds from the sale of property, plant and equipment	21,041	9,760
Proceeds from sale of businesses	98,868	—
Other	(2,959)	(3,602)
Net cash used in investing activities	(1,244,574)	(415,532)
Cash flows from financing activities:
Proceeds from debt issuances	1,007,475	—
Debt issuance costs	(17,933)	(1,566)
Payments on debt	(511,181)	(8,520)
Purchase of tax receivable agreement interests	—	(122,935)
Payments on acquisition-related liabilities	(6,938)	(12,203)
Distributions from partnership	—	(60)
Proceeds from stock option exercises	1,601	112
Other	(8,238)	(6,011)
Net cash provided by (used in) financing activities	464,786	(151,183)
Impact of foreign currency on cash	(1,033)	115
Net decrease in cash and cash equivalents and restricted cash	(436,621)	(322,976)
Cash and cash equivalents and restricted cash—beginning of period	1,174,162	520,451
Cash and cash equivalents and restricted cash—end of period	$737,541	$197,475

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Nine months ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Segment Net Revenue:
West	$492,006	$461,094	$1,199,291	$1,095,502
East	296,616	159,547	881,427	446,790
Cement	323,224	121,319	879,828	287,311
Net Revenue	$1,111,846	$741,960	$2,960,546	$1,829,603

Line of Business - Net Revenue:
Materials
Aggregates	$192,312	$179,819	$524,923	$505,984
Cement (1)	304,953	115,135	840,238	267,755
Products	516,381	346,824	1,370,920	835,925
Total Materials and Products	1,013,646	641,778	2,736,081	1,609,664
Services	98,200	100,182	224,465	219,939
Net Revenue	$1,111,846	$741,960	$2,960,546	$1,829,603

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$79,867	$73,733	$252,226	$251,781
Cement	152,379	58,997	456,298	147,400
Products	424,590	277,498	1,149,193	678,593
Total Materials and Products	656,836	410,228	1,857,717	1,077,774
Services	72,183	80,094	170,745	182,093
Net Cost of Revenue	$729,019	$490,322	$2,028,462	$1,259,867

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$112,445	$106,086	$272,697	$254,203
Cement (3)	152,574	56,138	383,940	120,355
Products	91,791	69,326	221,727	157,332
Total Materials and Products	356,810	231,550	878,364	531,890
Services	26,017	20,088	53,720	37,846
Adjusted Cash Gross Profit	$382,827	$251,638	$932,084	$569,736

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	58.5%	59.0%	51.9%	50.2%
Cement (3)	47.2%	46.3%	43.6%	41.9%
Products	17.8%	20.0%	16.2%	18.8%
Services	26.5%	20.1%	23.9%	17.2%
Total Adjusted Cash Gross Profit Margin	34.4%	33.9%	31.5%	31.1%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Nine months ended
Total Volume	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Aggregates (tons)	15,368	15,654	41,780	44,622
Cement (tons)	2,261	746	6,375	1,787
Ready-mix concrete (cubic yards)	2,254	1,383	6,527	3,667
Asphalt (tons)	1,292	1,385	2,523	2,805

	Three months ended		Nine months ended
Pricing	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Aggregates (per ton)	$15.34	$14.28	$15.18	$13.81
Cement (per ton)	155.76	155.79	153.89	151.58
Ready-mix concrete (per cubic yards)	166.85	154.39	165.71	150.66
Asphalt (per ton)	89.47	85.20	87.77	84.36

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(1.8)%	7.4%	(6.4)%	9.9%
Cement (per ton)	203.1%	—%	256.7%	1.5%
Ready-mix concrete (per cubic yards)	63.0%	8.1%	78.0%	10.0%
Asphalt (per ton)	(6.7)%	5.0%	(10.1)%	4.0%

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	0.7%	6.9%	(5.5)%	9.3%
Cement (per ton)	(11.3)%	3.9%	(11.8)%	5.6%
Ready-mix concrete (per cubic yards)	(10.0)%	5.5%	(13.0)%	6.3%
Asphalt (per ton)	0.4%	4.5%	(1.1)%	3.1%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended September 28, 2024
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	15,368	$15.34	$235,718	$(43,406)	$192,312
Cement	2,261	155.76	352,146	(47,193)	304,953
Materials			$587,864	$(90,599)	$497,265
Ready-mix concrete	2,254	166.85	376,081	(87)	375,994
Asphalt	1,292	89.47	115,607	(69)	115,538
Other Products			85,997	(61,148)	24,849
Products			$577,685	$(61,304)	$516,381

	Nine months ended September 28, 2024
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	41,780	$15.18	$634,363	$(109,440)	$524,923
Cement	6,375	153.89	981,115	(140,877)	840,238
Materials			$1,615,478	$(250,317)	$1,365,161
Ready-mix concrete	6,527	165.71	1,081,530	(211)	1,081,319
Asphalt	2,523	87.77	221,427	(280)	221,147
Other Products			240,465	(172,011)	68,454
Products			$1,543,422	$(172,502)	$1,370,920

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA and Adjusted EBITDA Margin by segment and on a consolidated basis for the three and nine months ended September 28, 2024 and September 30, 2023.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended September 28, 2024
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$103,334	$49,444	$99,531	$(147,131)	$105,178
Interest (income) expense	(8,330)	(5,597)	(6,563)	71,406	50,916
Income tax expense	1,611	—	—	31,930	33,541
Depreciation, depletion and amortization	31,766	18,284	46,044	1,922	98,016
EBITDA	$128,381	$62,131	$139,012	$(41,873)	$287,651
Accretion	452	656	35	—	1,143
Loss on debt financings	—	—	—	7,157	7,157
Loss on sale of businesses	59	7,024	—	—	7,083
Non-cash compensation	—	—	—	6,729	6,729
Argos USA acquisition and integration costs (2)	—	261	1,032	11,529	12,822
Other (3)	(511)	244	—	(7,646)	(7,913)
Adjusted EBITDA	$128,381	$70,316	$140,079	$(24,104)	$314,672
Adjusted EBITDA Margin (1)	26.1%	23.7%	43.3%		28.3%

Reconciliation of Net Income to Adjusted EBITDA	Three months ended September 30, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income	$92,652	$37,350	$43,347	$59,376	$232,725
Interest (income) expense	(4,068)	(3,055)	(5,135)	40,271	28,013
Income tax expense	1,644	—	—	22,264	23,908
Depreciation, depletion and amortization	28,443	15,103	12,123	1,022	56,691
EBITDA	$118,671	$49,398	$50,335	$122,933	$341,337
Accretion	258	483	20	—	761
Tax receivable agreement benefit	—	—	—	(153,080)	(153,080)
Non-cash compensation	—	—	—	5,192	5,192
Argos USA acquisition and integration costs	—	—	—	17,859	17,859
Other (3)	(1,083)	208	—	(2,675)	(3,550)
Adjusted EBITDA	$117,846	$50,089	$50,355	$(9,771)	$208,519
Adjusted EBITDA Margin (1)	25.6%	31.4%	41.5%		28.1%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended September 28, 2024
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$205,223	$135,369	$223,311	$(419,920)	$143,983
Interest (income) expense	(22,827)	(15,577)	(19,203)	213,264	155,657
Income tax expense (benefit)	3,420	—	—	44,872	48,292
Depreciation, depletion and amortization	91,484	63,684	134,931	6,259	296,358
EBITDA	$277,300	$183,476	$339,039	$(155,525)	$644,290
Accretion	1,342	1,706	121	—	3,169
Loss on debt financings	—	—	—	12,610	12,610
Gain on sale of businesses	(3,769)	(7,891)	—	—	(11,660)
Non-cash compensation	—	—	—	20,862	20,862
Argos USA acquisition and integration costs (2)	—	323	1,142	82,388	83,853
Other (3)	(1,507)	732	—	(20,286)	(21,061)
Adjusted EBITDA	$273,366	$178,346	$340,302	$(59,951)	$732,063
Adjusted EBITDA Margin (1)	22.8%	20.2%	38.7%		24.7%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended September 30, 2023
by Segment	West	East	Cement	Corporate	Consolidated

($ in thousands)
Net income (loss)	$179,928	$77,936	$88,193	$(59,816)	$286,241
Interest (income) expense	(10,777)	(8,707)	(14,988)	117,807	83,335
Income tax expense	3,861	—	—	36,062	39,923
Depreciation, depletion and amortization	82,450	45,454	29,973	3,044	160,921
EBITDA	$255,462	$114,683	$103,178	$97,097	$570,420
Accretion	768	1,385	59	—	2,212
Loss on debt financings	—	—	—	493	493
Tax receivable agreement benefit	—	—	—	(153,080)	(153,080)
Non-cash compensation	—	—	—	15,116	15,116
Argos USA acquisition and integration costs (2)	—	—	—	17,859	17,859
Other (3)	(1,189)	490	—	(10,856)	(11,555)
Adjusted EBITDA	$255,041	$116,558	$103,237	$(33,371)	$441,465
Adjusted EBITDA Margin (1)	23.3%	26.1%	35.9%		24.1%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.
(2) The adjustment for acquisition and integration costs related to the transaction is comprised of finder's fees, advisory, legal and professional fees incurred relating to the transaction.
(3) Consists primarily of interest income earned on cash balances.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and nine months ended September 28, 2024 and September 30, 2023. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Nine months ended
	September 28, 2024		September 30, 2023		September 28, 2024		September 30, 2023
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$105,178	$0.60	$230,045	$1.91	$144,387	$0.83	$282,878	$2.36
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	—	2,680	0.02	(404)	—	3,363	0.03
Argos USA acquisition and integration costs, net of tax	11,181	0.07	17,859	0.15	69,487	0.41	17,859	0.15
Loss on sale of businesses, net of tax	7,728	0.04	—	—	395	—	—	—
Loss on debt financings	7,157	0.04	—	—	12,610	0.07	493	—
Adjusted diluted net income before tax related adjustments	131,244	0.75	250,584	2.08	226,475	1.31	304,593	2.54
Tax receivable agreement (benefit) expense, net of tax	—	—	(153,080)	(1.27)	—	—	(153,080)	(1.28)
Adjusted diluted net income	$131,244	$0.75	$97,504	$0.81	$226,475	$1.31	$151,513	$1.26
Weighted-average shares:
Basic Class A common stock	175,588,180		118,928,799		172,848,097		118,780,523
LP Units outstanding	—		1,303,990		170,522		1,308,417
Total equity units	175,588,180		120,232,789		173,018,619		120,088,940

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and nine months ended September 28, 2024 and September 30, 2023.

	Three months ended		Nine months ended
	September 28,	September 30,	September 28,	September 30,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2024	2023	2024	2023
($ in thousands)
Operating income	$194,651	$127,983	$322,694	$242,141
General and administrative expenses	78,916	50,895	231,317	150,731
Depreciation, depletion, amortization and accretion	99,159	57,452	299,527	163,133
Transaction and integration costs	13,656	17,442	86,129	19,518
Gain on sale of property, plant and equipment	(3,555)	(2,134)	(7,583)	(5,787)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$382,827	$251,638	$932,084	$569,736
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	34.4%	33.9%	31.5%	31.1%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and nine months ended September 28, 2024 and September 30, 2023.

	Three months ended		Nine months ended
	September 28,	September 30,	September 28,	September 30,
($ in thousands)	2024	2023	2024	2023
Net income	$105,178	$232,725	$143,983	$286,241
Non-cash items	149,507	75,262	357,127	201,680
Net income adjusted for non-cash items	254,685	307,987	501,110	487,921
Change in working capital accounts	(21,889)	(158,405)	(156,910)	(244,297)
Net cash provided by operating activities	232,796	149,582	344,200	243,624
Capital expenditures, net of asset sales	(92,353)	(51,289)	(254,096)	(172,422)
Free cash flow	$140,443	$98,293	$90,104	$71,202

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013